Exhibit 32.2

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Cynthia Boerum, hereby certifies, in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in my capacity as Chief Financial Officer of Doyen Elements, Inc., that the Annual Report on Form 10-K of Doyen Elements, Inc. for the year ended December 31, 2017 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of ADOMANI, Inc.

Date: May 3, 2018	By:	/s/ Cynthia Boerum
Cynthia Boerum
Chief Financial Officer, President and Chairman of the Board
(Principal Financial Officer and Director)